UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2008

Storm Cat Energy Corporation
 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Storm Cat Energy Corporation (“Storm Cat” or the “Company”), adopted and approved the Storm Cat Energy Corporation Annual Incentive Plan (the “Incentive Plan”) for 2008.  The Compensation Committee, with the advice of management, will determine which employees may be participants (a “Participant”) in the Incentive Plan.  To be eligible to receive an award under the Incentive Plan, a Participant must be employed by the Company on the date any payments are made.

Under the terms of and subject to the conditions of the Incentive Plan, each Participant will be awarded annual incentive awards that will be determined on the basis of the Company’s growth in three performance categories: (i) net asset value, (ii) production and (iii) EBITDA.  Each of the performance categories has been weighted accordingly and performance targets have been established in order to payout awards at a minimum threshold level, a target level and a maximum outstanding level.  If the Company fails to achieve the minimum threshold level of performance for a measure, then no payout for that measure will be made.  Achievement at the threshold level will generally payout 25% of the target award opportunity and achievement at the target and outstanding levels will generally payout at 100% and 200%, respectively, of the target award opportunity.  Any payout will be subject to the discretion of the Compensation Committee to consider other subjective factors it deems appropriate and awards may be adjusted, up or down, subject to the Company’s overall success and each Participant’s individual merit.

Awards will be paid in the first quarter of 2009 upon completion of the annual financial statements for 2008 and the year-end reserve report.  The Compensation Committee has, pursuant to the Incentive Plan, established target awards, expressed as a percentage of annual base salary, for each Participant.  Such target awards will be communicated in writing to each Participant.  The granting of any and all awards under the Incentive Plan is at the complete and sole discretion of the Board of Directors of the Company and/or the Compensation Committee.  The Incentive Plan may be terminated at any time by the Board of Directors and/or the Compensation Committee without prior notice to any Participant.

The foregoing is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Storm Cat Energy Annual Incentive Plan dated April 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: April 29, 2008	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Storm Cat Energy Annual Incentive Plan dated April 23, 2008.